Exhibit 99.1

Startek Reports Quarterly Financial Results

GREENWOOD VILLAGE, CO - March 13, 2019 - Startek, Inc. (NYSE:SRT), a global provider of customer experience management, is reporting financial results for the quarter and nine months ended December 31, 2018.

Financial Results
The results presented for the quarter ended December 31, 2018 include both Startek and Aegis results from October 1, 2018 to December 31, 2018. As a result of the reverse acquisition accounting for the Startek and Aegis business combination on July 20, 2018, the results presented for the quarter ended September 30, 2018 include Startek results from July 20, 2018 to September 30, 2018, combined with Aegis results from July 1, 2018 to September 30, 2018. The results presented for the quarter ended December 31, 2017 include only Aegis results from October 1, 2017 to December 31, 2017. The balance sheet results presented for March 31, 2018 include only Aegis results as well.

The business combination of Startek and Aegis resulted in a change in fiscal year-end from December 31 to March 31, which is the fiscal year-end of Aegis. On October 5, 2018, the Startek Board of Directors voted to change the fiscal year-end back to December 31. The company will file a transitional report on Form 10-KT for the nine months ended December 31, 2018.

Total revenue for the quarter increased 5% to $158.6 million compared to $151.5 million in the quarter ended September 30, 2018, and was up 21% compared to $130.7 million in the quarter ended December 31, 2017.

Gross profit for the quarter increased 10% to $25.1 million compared to $22.8 million in the quarter ended September 30, 2018, and was up 72% compared to $14.5 million in the quarter ended December 31, 2017.

Gross margin was 15.8% during the quarter compared to 15.0% in the quarter ended September 30, 2018 and 11.1% in the quarter ended December 31, 2017.

Selling, general and administrative (SG&A) expenses were $21.9 million compared to $22.8 million in the quarter ended September 30, 2018, and $7.1 million in the year-ago quarter. As a percentage of revenue, SG&A was 13.8% compared to 15.1% in the quarter ended September 30, 2018 and 5.5% in the year-ago quarter.

Net loss attributable to Startek shareholders for the quarter was $9.7 million or $(0.26) per share, compared to a net loss of $10.9 million or $(0.32) per share in the quarter ended September 30, 2018, and a net loss of $2.4 million or $(0.12) per share in the year-ago quarter.

Adjusted EBITDA* for the quarter increased 40% to $11.4 million compared to $8.1 million in the quarter ended September 30, 2018. Adjusted EBITDA* for the year-ago quarter was $12.3 million.

At December 31, 2018, the company’s cash position was $24.6 million compared to $20.5 million at September 30, 2018 and $22.9 million at March 31, 2018. Startek closed the quarter with gross debt of $185.7 million compared to $178.3 million at September 30, 2018 and $151.0 million outstanding at March 31, 2018.

*A non-GAAP measure defined below.

Management Commentary
“The Startek and Aegis integration is largely complete and led to a very strong quarter of both operational performance and business development,” said Lance Rosenzweig, president & global CEO of Startek. “We also continued to make strides in diversifying our vertical concentration and revenue mix despite the ongoing headwinds in global telecom. In fact, as a result of our growing next-gen retail client base, we experienced some of the strongest holiday volumes ever seen by the company.

“Our post-merger integration team continues to identify cost synergies, while also executing on cross-sell opportunities with our expanded geography and service capabilities. Given several new client programs and an accelerating pipeline, we added to our capacity with the opening of a third delivery campus in Honduras in early 2019.

“Subsequent to the quarter, we strengthened our board of directors with the appointments of Julie Schoenfeld and Albert Aboody, each of whom brings unique and relevant skill sets to the board. Julie is a proven technology executive with decades of experience in leading growth companies, while Albert is an accounting industry veteran who served as a senior partner at KPMG for most of his career.

“Looking ahead, we will continue to identify revenue and cost synergies, while focusing our business development efforts in high-growth verticals such as technology, financial services, next-gen retail, healthcare and travel. We also expect to ramp our technology investments in 2019, while reducing our net debt position and strengthening the balance sheet. Given our strengthening sales pipeline, we remain well positioned to execute on our growth initiatives and look forward to carrying this momentum through the year.”

Conference Call and Webcast Details
Startek management will hold a conference call today at 5:00 p.m. Eastern time to discuss its quarterly financial results. The conference call will be followed by a question and answer period.

Date: Wednesday, March 13, 2019
Time: 5:00 p.m. Eastern time
Toll-free dial-in number: (844) 239-5283
International dial-in number: (574) 990-1022
Conference ID: 6268337

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at (949) 574-3860.

The conference call will also be broadcast live and available for replay on the Startek website.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through March 20, 2019.

Toll-free replay number: (855) 859-2056
International replay number: (404) 537-3406
Replay ID: 6268337

About Startek
Startek is a leading global provider of business process outsourcing solutions. The company provides customer experience management, back office and technology services to corporations around the world across a range of industries. Operating under the Startek and Aegis brands, the company has approximately 47,500 outsourcing experts across 58 delivery campuses worldwide that are committed to enhancing the customer experience for clients. Services include omnichannel customer care, customer acquisition, order processing, technical support, receivables management and analytics through automation, voice, chat, email, social media and IVR, resulting in superior business results for its clients. To learn more about Startek’s global solutions, please visit www.startek.com.

Forward-Looking Statements
The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause Startek's actual results to differ materially from those expressed or implied by any such forward-looking statements. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on June 13, 2018, as well as other filings with the SEC, for further information on risks and uncertainties that could affect Startek's business, financial condition and results of operation. Copies of these filings are available from the Securities and Exchange Commission, the Company’s website or the Company’s investor relations department. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Investor Relations
Sean Mansouri, CFA or Cody Slach
Liolios
(949) 574-3860
investor@startek.com

STARTEK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31, 2018	Successor* November 22, 2017 to March 31, 2018	Predecessor* April 01, 2017 to November 21, 2017
	2018	2017
Revenue	$158,585	$130,667	$420,317	$169,957	$310,120
Cost of services	$133,504	116,119	$355,591	$143,918	$265,770
Gross profit	25,081	14,548	64,726	26,039	44,350
Selling, general and administrative expenses	21,945	7,124	60,020	15,925	32,105
Transaction related fees	3,138	3,712	7,036	7,994	107
Impairment losses and restructuring charges, net	1,341	—	3,962	1,868	—
Operating income (loss)	(1,343)	3,712	(6,292)	252	12,138
Share of profit of equity affiliates	94	134	115	76	996
Interest and other expense, net	3,979	2,317	12,529	3,858	4,581
Income (loss) before income taxes	(5,229)	1,529	(18,706)	(3,530)	8,553
Income tax expense	2,383	1,722	3,570	1,305	3,178
Net income (loss)	$(7,611)	$(193)	$(22,276)	$(4,835)	$5,375
Net income (loss) attributable to non-controlling interests	2,091	2,184	2,036	1,980	2,712
Net income (loss) attributable to Startek shareholders	$(9,702)	$(2,377)	$(24,312)	$(6,815)	$2,663

Net income (loss) per common share - basic	$(0.26)	$(0.12)	$(0.80)	$(0.33)	$0.13
Weighted average common shares outstanding - basic	37,105	20,600	30,518	20,600	20,600

Net income (loss) per common share - diluted	$(0.26)	$(0.12)	$(0.80)	$(0.33)	$0.13
Weighted average common shares outstanding - diluted	37,105	20,600	30,518	20,600	20,600

* The consolidated financial statements for March 2018 has been prepared on "Successor" and "Predecessor" basis. For periods prior to the ESMHL and its Subsidiaries acquisition by Aegis, the company is referred to as the "Predecessor" and for periods after the acquisition, it is referred to as the "Successor".

STARTEK, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of December 31,	As of March 31,
	2018	2018
ASSETS
Current assets:
Cash and cash equivalents	$16,617	$17,693
Restricted cash	7,952	5,226
Trade accounts receivable, net	107,836	63,138
Prepaid expenses and other current assets	60,985	66,179
Total current assets	193,390	152,236
Property, plant and equipment, net	42,242	36,726
Intangible assets, net	126,384	103,888
Goodwill	225,450	153,368
Other non-current assets	$17,173	$20,423
Total assets	$604,639	$466,641
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	145,358	117,966
Deferred tax liabilities	18,901	17,711
Long term debt	152,100	127,133
Accrued expenses and other non-current liabilities	11,907	9,686
Total liabilities	328,266	272,496
Equity attributable to Startek shareholders	231,017	146,693
Non-controlling interest	45,356	47,452
Total stockholders’ equity	276,373	194,145
Total liabilities and stockholders’ equity	$604,639	$466,641

STARTEK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended December 31, 2018	Successor * November 22, 2017 to March 31, 2018	Predecessor * April 01, 2017 to November 21, 2017
Operating Activities
Net income (loss)	$(22,276)	$(4,835)	$5,375
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	20,462	8,184	11,603
Provision for doubtful accounts	2,253	216	158
Impairment of PPE	483
Share-based compensation expense	674	—	—
Deferred income taxes	7	(909)	(74)
Share of profit of equity affiliates	(115)	(76)	(996)
Unrealised exchange gains and losses (net)	—	(639)	230
Changes in operating assets and liabilities:
Trade accounts receivable, net	(10,982)	(3,995)	5,392
Prepaid expenses and other assets	1,643	12,599	(21,507)
Trade accounts payable	(669)	(702)	4,459
Income taxes, net	(4,475)	(1,951)	(2,775)
Accrued and other liabilities	14,503	(13,571)	18,410
Net cash provided by (used in) operating activities	1,508	(5,679)	20,275
Investing Activities
Purchases of property, plant and equipment, net	(7,690)	(1,490)	(7,587)
Proceeds/(Payment) for margin money deposits	(2,865)	(2,044)	544
Payment for acquisition, net of cash acquired	—	(258,643)	—
Proceeds from equity-accounted investee	48	—	1,438
Cash acquired in Aegis Transactions	1,496	—	—
Net cash used in investing activities	(9,011)	(262,177)	(5,605)
Financing Activities
Proceeds from the issuance of common stock	4,605	153,910	—
Proceeds (payments) on long term debt	(4,200)	132,730	(1,233)
Dividends paid	(3,137)	—	(8,750)
Proceeds from other debts, net	10,555	(1,414)	915
Net cash provided by financing activities	7,823	285,226	(9,068)
Net increase in cash and cash equivalents	320	17,370	5,602
Effect of exchange rate changes on cash and cash equivalents	(1,396)	323	(30)
Cash and cash equivalents at beginning of period	$17,693	$—	$15,785
Cash and cash equivalents at end of period	$16,617	$17,693	$21,357

* The consolidated financial statements for March 2018 has been prepared on "Successor" and "Predecessor" basis. For periods prior to the ESMHL and its Subsidiaries acquisition by Aegis, the company is referred to as the "Predecessor" and for periods after the acquisition, it is referred to as the "Successor".

STARTEK, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)
(Unaudited)

This press release contains references to the non-GAAP financial measure of Adjusted EBITDA. Reconciliation of this non-GAAP measure to its comparable GAAP measure is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. It is provided solely to assist in an investor’s understanding of these items on the comparability of the Company’s operations.

Adjusted EBITDA:

The Company defines non-GAAP Adjusted EBITDA as Operating income (loss) plus Impairment losses and restructuring charges, net, Depreciation and amortization expense, Share-based compensation expense, Transaction related fees, and Warrant contra revenue (if applicable). Management uses Adjusted EBITDA as a performance measure to analyze the performance of our business. Management believes that excluding these non-cash and other non-recurring items permits a more meaningful comparison and understanding of our strength and performance of our ongoing operations for our investors and analysts.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
Operating Income (Loss)	$(1,343)	$3,712	$(6,292)	$13,437
Transaction related fees	$3,138	$3,712	$7,036	$3,712
Impairment losses and restructuring charges, net	$1,341	—	$3,962	—
Depreciation and amortization expenses	$7,819	$4,839	$20,462	$13,538
Share-based compensation expenses	$425	—	$674	—
Adjusted EBITDA	$11,380	$12,263	$25,842	$30,687